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                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in the registration statements of Sequoia Systems, Inc. on Form S-8 (File Nos. 33-35361, 33-35362, 33-40339 and 33-64690) of our reports dated July 26, 1994 on our audits of the consolidated financial statements and financial statement schedules of Sequoia Systems, Inc. as of June 30, 1993 and 1994 and for the years ended June 30, 1993 and 1994 which reports are included in this Amendment No. 2 to the Annual Report on Form 10-K.



                                               COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
February 17, 1995